Exhibit 4.6

FORM OF 2020 REGISTERED GLOBAL NOTE

[FACE OF 2020 REGISTERED GLOBAL NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE OPERATING PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. 939648 AB7	$[ ]
ISIN NO. US939648AB79

WASHINGTON PRIME GROUP, L.P.

3.850% Senior Note due 2020

Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars (or such lesser amount as shall be the outstanding principal amount of this Note shown in Schedule A hereto) on April 1, 2020 (the “Stated Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from, and including, March 24, 2015, semi- annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on October 1, 2015, at the rate of 3.850% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Regular Record Date” for such payment, which shall be March 15 or September 15, as the case may be, immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day.  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment of such defaulted interest) established by notice given by mail by or on behalf of the Operating Partnership to the Holders of the Notes not more than 15 days and not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or the Stated Maturity Date or date of earlier redemption shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date (or from, and including, March 24, 2015, in the case of the initial period) to, but excluding, such Interest Payment Date or the Stated Maturity Date or such date of earlier redemption, as the case may be. If any Interest Payment Date or the Stated Maturity Date or date of earlier redemption falls on a day that is not a Business Day, the principal, premium, if any, and/or interest payable with respect to such date shall be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue on the amount so payable for the period from and after such date to such next succeeding Business Day.

The principal of this Note payable on the Stated Maturity Date or date of earlier redemption shall be paid against presentation and surrender of this Note at the office or agency of the Operating Partnership maintained for that purpose in The Borough of Manhattan, The City of New York. The Operating Partnership hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Operating Partnership in respect of the Notes or the Indenture may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Operating Partnership has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated:                  , 2015

WASHINGTON PRIME GROUP, L.P.

By: WP GLIMCHER INC., its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within- mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

WASHINGTON PRIME GROUP, L.P.

3.850% Senior Note due 2020

This Note is one of a duly authorized issue of debt securities of the Operating Partnership (collectively, the “Securities”), issued or to be issued under and pursuant to an Indenture, dated as of March 24, 2015 (as amended or supplemented from time to time, the “Indenture”), duly executed and delivered by the Operating Partnership to U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Securities of the series of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the First Supplemental Indenture, dated as of March 24, 2015, between the Operating Partnership and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Operating Partnership and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined. This Note is one of a series designated as the Washington Prime Group, L.P. 3.850% Senior Notes due 2020, limited in aggregate principal amount to $250,000,000, except as contemplated in the Indenture (collectively, the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and any premium due on the outstanding Notes and unpaid interest, if any, accrued thereon may be declared, and in certain cases shall automatically become, due and payable immediately, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at the option of the Operating Partnership, in whole at any time or in part from time to time (in amounts of $2,000 and whole multiples of $1,000 in excess thereof), (x) prior to March 2, 2020, for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, calculated as if the Stated Maturity Date of the Notes were March 2, 2020, not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 0.35%, or 35 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date and (y) on or after March 2, 2020, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date.

The Indenture contains provisions permitting the Operating Partnership and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding of each series to be affected (voting as separate classes), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series, subject to certain exceptions requiring the consent of each Holder of Securities affected thereby and certain other exceptions not requiring the consent of any Holder of Securities. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Operating Partnership with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Operating Partnership in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Operating Partnership in The Borough of Manhattan, The City of New York, one or more new Notes of authorized denominations in a like aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Operating Partnership, the Trustee and any authorized agent of the Operating Partnership or the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Operating Partnership, the Trustee or any authorized agent of the Operating Partnership or the Trustee shall be affected by any notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not otherwise defined shall have the respective meanings assigned to them in the Indenture and the First Supplemental Indenture, as the case may be.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ______ (Cust) _____

(minor) under Uniform Gifts to Minors Act ____________________________ (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Global Security have been made:

Principal amount of this Global Security	Date exchange made	Change in principal amount of this Global Security due to exchange	Principal amount of this Global Security following such exchange	Notation made by the Trustee
$